UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2025

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Derek Chang as President and Chief Executive Officer; Entry into Offer of Employment; Changes to Board Committee Composition

On January 6, 2025, Derek Chang was appointed to the role of President and Chief Executive Officer of Liberty Media Corporation (the “Company”), effective February 1, 2025. On January 7, 2025, the Company entered into a letter agreement (the “Offer of Employment”), setting forth the terms of Mr. Chang’s employment, including his compensation, as described in more detail below. Upon the effectiveness of Mr. Chang’s appointment, John C. Malone, Chairman of the Board of Directors (the “Board”), President and Chief Executive Officer of the Company, will resign as President and Chief Executive Officer. Mr. Malone will remain Chairman of the Board and Mr. Chang will remain as a member of the Board.

Upon assuming his role as President and Chief Executive Officer, Mr. Chang will step down as a member of the Audit Committee of the Board and as Chair and as a member of the Nominating and Corporate Governance Committee of the Board. M. Ian G. Gilchrist will be appointed to serve as a member of the Audit Committee and Robert R. Bennett will be appointed as a member of the Nominating and Corporate Governance Committee and to serve as its Chair. Mr. Chang will also join the Executive Committee of the Board. From January 1, 2025 through January 31, 2025, Mr. Chang will continue to receive the same compensation as the Company’s other nonemployee directors, which is summarized in Liberty Media’s proxy statement for the annual meeting of stockholders held on June 10, 2024, which was filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2024.

There were no arrangements or understandings between Mr. Chang and any other person pursuant to which Mr. Chang was selected as President and Chief Executive Officer of the Company and there are no family relationships between Mr. Chang and any director or executive officer of the Company. Mr. Chang has no direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Chang, age 56, has served as a director of the Company since March 2021. He has served Executive Chairman of EverPass Media since April 2023 and Director of Playfly Sports since February 2023. He previously served as Chief Executive Officer of Friend MTS from May 2021 to December 2021, a board member of Professional Fighters League from June 2021 to February 2023, and Chief Executive Officer of NBA China from June 2018 to May 2020. Mr. Chang was Head of International Lifestyle Channels from July 2016 to April 2018 and a Managing Director of Asia Pacific operations from April 2013 to July 2016 for Scripps Network Interactive, Inc., and was Executive Vice President of Content Strategy and Development for DIRECTV and its predecessors from March 2006 to January 2013. He was Executive Vice President—Finance and Strategy of Charter Communications, Inc. from December 2003 to April 2005 and its interim Co-Chief Financial Officer from August 2004 to April 2005. He was also Executive Vice President—Development of the Yankees Entertainment and Sports Network from its inception in 2001 to January 2003. Mr. Chang served as a director of Isos Acquisition Corp. from March 2021 to December 2021, a director of Vobile Group Limited from July 2020 to June 2021 and STARZ from January 2013 to June 2013.

Offer of Employment

Pursuant to the Offer of Employment, Mr. Chang will receive an annual base salary of $2.5 million and an initial signing bonus of $150,000. He will be eligible to receive (i) a one-time upfront signing grant of restricted stock units with respect to shares of the Company’s Series C Liberty Formula One common stock (“FWONK”) with a grant date fair value equal to $5 million and (ii) a one-time upfront grant of restricted stock units with respect to FWONK with a grant date fair value equal to $15 million, each of which will vest on February 1, 2030. Mr. Chang will also be eligible to receive an annual grant of options with respect to FWONK with a grant date fair value equal to $3 million (the “Annual Options”). The Annual Options will vest on a declining schedule, such that (i) the Annual Options granted in 2025 will vest equally over five years, (ii) the Annual Options granted in 2026 will vest equally over four years; (iii) the Annual Options granted in 2027 will vest equally over three years; (iv) the Annual Options granted in 2028 will vest equally over two years; and (v) the Annual Options granted in 2029 will vest in one year. The Annual Options will expire on the seventh anniversary of the grant date.

Mr. Chang will be entitled to terminate his employment with the Company at any time, with or without cause or advance notice. In the event Mr. Chang’s employment is terminated by Mr. Chang or by the Company for “cause” (as defined in the Offer of Employment), all salary and benefits will terminate upon Mr. Chang’s last day of employment and any outstanding unvested equity awards will be forfeited. In the event Mr. Chang’s employment is terminated by the Company other than for “cause” (as described in more detail in the Offer of Employment), Mr. Chang will be entitled to (i) 12 months of his then-annual base salary, (ii) participation in the Company’s benefits (to the extent permissible) for an additional 12 months and (iii) full vesting of any then-outstanding equity awards.

The foregoing description of the Offer of Employment is qualified in its entirety by reference to the Offer of Employment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

On January 8, 2025, the Company issued a press release regarding the appointment of Mr. Chang to the roles of President and Chief Executive Officer.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer of Employment, dated January 7, 2025
99.1	Press Release, dated January 8, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2025

LIBERTY MEDIA CORPORATION

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Assistant Secretary